Exhibit 4
                                                                       ---------

                  TRANSACTIONS IN SHARES EFFECTED BY REPORTING
                           PERSONS DURING PAST 60 DAYS

--------------------------------------- --------------------- --------------------------- ---------------------------
                                        Date of Transaction
Nature of Transaction*                      (Trade Date)           Number of Shares       Price per Share*    *
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     10/30/00                  5,000                       2.072
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     10/31/00                  22,500                      2.025
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     11/1/00                   20,000                      2.025
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     11/2/00                   60,000                      1.900
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     11/3/00                   15,000                      1.896
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     11/6/00                   37,000                      1.896
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     11/7/00                   18,900                      1.996
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     11/8/00                   59,500                      2.017
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     11/9/00                   30,000                      2.025
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     11/10/00                  26,600                      1.956
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     11/13/00                  31,700                      1.876
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     11/30/00                 324,000                      1.595
--------------------------------------- --------------------- --------------------------- ---------------------------
Sale of Shares by O'Sullivan***               11/30/00                  4,000                       1.750
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     12/20/00                  10,000                      1.588
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     12/26/00                  15,000                      1.713
--------------------------------------- --------------------- --------------------------- ---------------------------
Purchase of Shares by TSP                     1/10/01                   20,000                      2.358
--------------------------------------- --------------------- --------------------------- ---------------------------


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* Except as otherwise indicated, all transactions were effected by ordinary broker's transactions in the over-the-counter market.

** In case of purchases, includes broker's commissions.

*** Shares sold from O'Sullivan family trusts for which O'Sullivan directs investments.